[AILIFE LOGO] (R)                          American International Life Assurance
                                           Company of New York
                                           80 Pine Street
                                           New York, New York 10005
                                           A capital stock company

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This is a legal contract issued in consideration of the payment of the Initial Premium. We will make annuity payments as set forth in this certificate beginning on the Annuity Date.

READ YOUR CERTIFICATE CAREFULLY

RIGHT TO CANCEL THIS CERTIFICATE

This certificate may be returned within (a) 10 days after You receive it; or (b) 60 days after You receive it if You have indicated on Your application that this policy will replace other insurance. It can be mailed or delivered to either Us or Our agent. Return of this certificate by mail is effective as of the date of its postmark, properly addressed and postage pre-paid. The returned certificate will be treated as if We had never issued it. We will promptly refund the Contract Value and any fees paid for Premium allocated to the Variable Account (this may be more or less than Premium paid) and Premium plus earnings for Premium allocated to the Guaranteed Account.

This is a variable annuity certificate. Annuity payments and Contract Value may increase or decrease depending on the experience of the Variable Account identified in the Contract Schedule.

The assets of the Variable Account must earn a minimum annual rate of 6.4% so that the dollar amount of the variable annuity payments will not decrease below the level shown in the Options On A Variable Basis Table on page 16.

Signed by the Company:


            /s/ Elizabeth M. Tuck           /s/ Gerald Wyndorf

                   Secretary                     President

                             CERTIFICATE OF COVERAGE

                   FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY
                                NONPARTICIPATING

                                TABLE OF CONTENTS

                                                         PAGE
                 CONTRACT SCHEDULE                         3
                 DEFINITIONS                               4
                 GENERAL PROVISIONS                        5
                 OWNERSHIP PROVISIONS                      6
                 BENEFICIARY PROVISIONS                    6
                 PREMIUM PROVISIONS                        6
                 PREMIUM ENHANCEMENT                       7
                 VARIABLE ACCOUNT                          7
                 GUARANTEED ACCOUNT                        8
                 TRANSFERS                                 8
                 CERTIFICATE CHARGES                       9
                 DOLLAR COST AVERAGING                     9
                 AUTOMATIC ASSET REBALANCING              10
                 ANNUITY PROVISIONS                       11
                 ANNUITY OPTIONS                          11
                 DEATH BENEFIT                            13
                 SURRENDER PROVISIONS                     14
                 SYSTEMATIC SURRENDERS                    14
                 DELAY OF PAYMENTS                        15
                 FIXED OPTIONS TABLE                      16
                 VARIABLE OPTIONS TABLE                   17

                                CONTRACT SCHEDULE

GROUP CONTRACTHOLDER: DIRECT CONSUMER'S GROUP TRUST DATED DECEMBER 22, 1995

GROUP CONTRACT NUMBER:  1234        INITIAL PREMIUM:             $50,000

CERTIFICATE NUMBER:     5678        MINIMUM SUBSEQUENT PREMIUM:  $1,000

OWNER:                  John Doe    EFFECTIVE DATE:              January 3, 2000

JOINT OWNER             Jane Doe    ANNUITY DATE:                January 3, 2030

ANNUITANT:              John Doe

ADMINISTRATIVE CHARGE: Equal on an annual basis to .15% of the average daily net assets of the Variable Account.

MORTALITY AND EXPENSE RISK CHARGE: Equal on an annual basis to 1.25% of the average daily net assets of the Variable Account.

DISTRIBUTION CHARGE: Equal on an annual basis to .20% of the average daily net assets of the Variable Account.

TRANSFER FEE: $10.00 per transfer. However, we will not make a charge for the first 12 transfers in any Contract Year.

PREMIUM ENHANCEMENT:           [1-6%]

SURRENDER CHARGE:


Number of Complete Years      Percentage of          Number of Complete Years    Percentage of
Since Premium Payment         Premium                Since Premium Payment       Premium

0                                 6%                 4                                 4%
1                                 6%                 5                                 3%
2                                 5%                 6                                 2%
3                                 5%                 7 and later                       0%

SEPARATE ACCOUNT ALLOCATIONS:   Variable Account A

[ANNUAL RATCHET RIDER CHARGE: Equal on an annual basis to .10% of the net assets of the Variable Account, this charge will be calculated and deducted monthly.]

      ANNUITY SERVICE OFFICE: | American International Life Assurance Company |
                              |                 of New York                   |
                              | c/o Delaware Valley Financial Services        |
                              |    300 Berwyn Park                            |
                              |     P.O. Box 3031                             |
                              | Berwyn, PA 19312-0031                         |
                              |    (800) 255-8402                             |

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                                   DEFINITIONS

ACCUMULATION UNIT - An accounting unit of measure used to calculate the Contract Value prior to the Annuity Date.

ADMINISTRATIVE OFFICE - The Annuity Service Office of the Company as designated on the Contract Schedule.

ANNUITANT - The person designated by the Owner upon whose continuation of life any annuity payment involving life contingencies depends.

ANNUITY DATE - The date on which annuity payments are to commence.

ANNUITY OPTION - An arrangement under which annuity payments are made under this certificate.

ANNUITY UNIT - An accounting unit of measure used to calculate annuity payments after the Annuity Date.

BENEFICIARY - The person(s) who is(are) entitled to the Death Benefit of this certificate when there is no surviving Owner or the person(s) who is(are) entitled to receive the remaining annuity payments, if any, when the Annuitant dies after the Annuity Date.

CONTRACT ANNIVERSARY - An anniversary of the Effective Date of this certificate.

CONTRACT VALUE - The dollar value as of any Valuation Date of all amounts accumulated under this certificate.

CONTRACT YEAR - Each period of twelve (12) months commencing with the Effective Date.

EFFECTIVE DATE - The date shown on the Contract Schedule on which the first Contract Year begins.

ELIGIBLE INVESTMENT(S) - Those investments available under the certificate. Eligible Investments, at the time this certificate is issued, are shown in the application for this certificate.

GUARANTEED ACCOUNT - A part of Our General Account which earns a Guaranteed Rate of interest.

JOINT OWNER - The person named as Joint Owner on the application and listed in the Contract Schedule, unless subsequently changed. The Joint Owner, if any, possesses an undivided interest in this certificate in conjunction with the Owner. All references within this certificate to Owner will apply to both the Owner and the Joint Owner or to either of them.

OWNER - The person named as Owner on the application and listed in the Contract Schedule, unless subsequently changed. The Owner has all rights under this certificate.

PREMIUM - Purchase payments are referred to in this certificate as Premiums. Premiums do not include any Premium Enhancement.

SUBACCOUNT - A division of the Variable Account established to invest in a particular portfolio of Eligible Investments.

YOU, YOUR - The Owner of this certificate.

VALUATION DATE - Each day that the New York Stock Exchange is open for trading.

VALUATION PERIOD - The period between the close of business of the New York Stock Exchange on any Valuation Date and the close of business for the next succeeding Valuation Date.

VARIABLE ACCOUNT - The Separate Account designated on the Contract Schedule.

WE, OUR, US - American International Life Assurance Company of New York.

WRITTEN REQUEST - A request made in a form satisfactory to Us and either signed by You or confirmed by Us in writing to You. A Written Request takes effect when received and recorded at Our Administrative Office unless specifically noted as otherwise within this certificate.

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                               GENERAL PROVISIONS

THE CERTIFICATE - The entire contract consists of the group contract, this certificate, and any attached endorsement, rider or application. Nothing in the group contract invalidates or impairs any right granted to You under this certificate. This certificate may be changed or altered only by Our President or Secretary. Any change, modification or waiver must be made in writing.

NON-PARTICIPATION IN SURPLUS - This certificate does not share in any distribution of Our profits or surplus.

INCONTESTABILITY - This certificate is not contestable.

MISSTATEMENT OF AGE OR SEX - We will require proof of age and sex of the Annuitant before making any life annuity payment provided for by this certificate. If the age or sex of the Annuitant has been misstated, the amount payable will be the amount that the Contract Value would have provided at the true age or sex.

Once annuity payments have begun, any underpayments will be made up in one sum including interest at the annual rate of 3%, unless a higher interest rate is required by the law of the jurisdiction where this certificate is delivered, with the next annuity payment. Overpayments including interest at the annual rate of 3%, unless a higher interest rate is required by the law of the jurisdiction where this certificate is delivered, will be deducted from the future annuity payments until the total is repaid.

CERTIFICATE SETTLEMENT - This certificate must be returned to Us upon settlement as a death claim. Prior to any settlement as a death claim, due proof of death must be submitted to Us.

FACILITY OF PAYMENT - If any recipient is unable to give a valid receipt for a payment made under this certificate, We may make payments to the person who, in Our opinion is caring for that recipient until claim is made by the recipient's duly appointed guardian or other legal representative.

REPORTS - We will furnish You with a report showing the Contract Value, Cash Surrender Value and Death Benefit at least once each calendar year. These reports will be sent to Your last known address.

TAXES - Any taxes paid to any governmental entity will be charged against the Premiums or the Contract Value, depending upon the Owner's state of residence. We may, at Our sole discretion, pay taxes when due and deduct that amount from the Contract Value at a later date. Our payment of such taxes at an earlier date does not waive any right We may have to deduct amounts at a later date.

EVIDENCE OF SURVIVAL - Where any benefits under this certificate are contingent upon the recipient being alive on a given date, We will require proof satisfactory to Us that the condition has been met.

PROTECTION OF PROCEEDS - No payment under this certificate may be commuted or assigned before it is due. To the extent permitted by law, no payments will be subject to any creditor claim nor to any judicial process for payment of such claim.

MODIFICATION OF CERTIFICATE - This certificate may not be modified by Us, without Your consent except as may be required by applicable law. If the state insurance laws or regulations, the federal securities or tax laws or regulations, or any regulations under which this certificate would qualify as an annuity change, We may amend this certificate to comply with these changes.

MINIMUM BENEFITS - Any paid-up annuity, cash surrender or death benefit that may be available under this certificate is not less than the minimum benefits required by statute in the jurisdiction in which this certificate is delivered.

CONTINUATION OF CERTIFICATE COVERAGE - If the group contract under which this certificate is issued should terminate, coverage may be continued under this certificate unless it is surrendered or otherwise ends in accordance with its terms.

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                              OWNERSHIP PROVISIONS

OWNER - The Owner and any applicable Joint Owner are Certificate Owner named in the Contract Schedule.

If there is an Owner and Joint Owner for this certificate, then both owners must agree to any change in this certificate. If one Owner dies, the surviving Owner retains all rights of this certificate. All references within this certificate to Owner will apply to both the Owner and Joint Owner or either of them.

The Owner may exercise all the rights of this certificate, subject to the rights of:

1.    any assignee under an assignment filed with Our Administrative Office; and

2.    any irrevocably named Beneficiary.

CHANGE OF OWNERSHIP - You may change Ownership of this certificate by submitting a Written Request to Our Administrative Office. We may require this certificate for endorsement. The transfer will take effect as of the date the request was received and recorded at Our Administrative Office.

Change of Ownership does not change the Beneficiary. Any change of Ownership is subject to any payment made by Us before the request is received and recorded at Our Administrative Office.

ASSIGNMENT - You may assign this certificate while the Annuitant is alive and before the Annuity Date. A copy of any assignment must be filed with Our Administrative Office. We are not responsible for the validity of any assignment. If You assign this certificate, Your rights and those of any Beneficiary will be subject to the assignment. An assignment will not affect any payments We may make or actions We may take before such assignment has been recorded at Our Administrative Office. The assignment will not be recorded until We have received sufficient direction from the Owner and assignee as to the proper allocation of rights under this certificate between the Owner and the assignee.

A change in ownership or an assignment may result in adverse tax consequences.

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                             BENEFICIARY PROVISIONS

BENEFICIARY - The Beneficiary is as stated on the application, unless later changed by Your Written Request. One or more beneficiaries can be named in the application. If more than one Beneficiary is named, each can be classed as primary or contingent. If two or more persons are named in a class, their shares in the proceeds can be stated. The stated shares in the proceeds will be paid to any primary beneficiaries. If no primary beneficiaries survive, payment will be made to any surviving contingent beneficiaries. If You have not made other arrangements with Us, Beneficiaries who survive in the same class will share the proceeds equally.

DEATH OF BENEFICIARY - If no named Beneficiary is living at the time a death benefit becomes payable, We will pay the death benefit to the Owner, or, if no Owner is alive, to the last surviving Owner's estate.

CHANGE OF BENEFICIARY - To change a Beneficiary, a Written Request for a change of Beneficiary must be received at Our Administrative Office. If the request is received at Our Administrative Office after the death of the Owner, it will be effective only if no payment has been made. After the change is recorded, it will take effect as of the date the request was signed.

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                               PREMIUM PROVISIONS

PREMIUM - The Initial Premium is due on or before the Effective Date. Thereafter, Premium payments may be made at any time prior to the Annuity Date, in an amount equal to or greater than the Minimum Subsequent Premium amount, shown on the Contract Schedule page.

ALLOCATION OF PREMIUM PAYMENTS - Premiums may be allocated to one or more of the Subaccounts of the Variable Account or to the Guaranteed Account. Whole percentages must be used. The allocation of the Initial Premium is shown on the application. You may change the allocation at any time. We will send confirmation of Your changes. Any subsequent Premium received will be allocated in accordance with the most recently received allocation instructions.

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                               PREMIUM ENHANCEMENT

PREMIUM ENHANCEMENT - On the Effective Date, the Initial Premium will be increased by a credit equal to the amount shown in the Contract Schedule. The Premium Enhancement will be allocated to the Subaccounts or to the Guaranteed Account in the same manner as the Initial Premium. Any subsequent Premium Enhancement may be granted at Our sole discretion.

EFFECT OF A SURRENDER OR DEATH OF THE OWNER ON THE PREMIUM ENHANCEMENT - If, during the first twenty-four (24) months following receipt of a Premium Enhancement and prior to the Annuity Date, You die, or surrender all or a portion of this certificate and a surrender charge applies, a proportionate part of that Premium Enhancement will be deducted from the Contract Value. The proportionate part of the Premium Enhancement to be deducted will not exceed the proportionate reduction in the Contract Value which results from Your death or from the surrender.

Any part of a Premium Enhancement deducted from the Contract Value will be withdrawn from the value in each Subaccount and the Guaranteed Account in the ratio that the value of each Subaccount and the Guaranteed Account bears to the total Contract Value.

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                                VARIABLE ACCOUNT

GENERAL DESCRIPTION - The name of the Variable Account is shown in the Contract Schedule. The assets of the Variable Account and each Subaccount are Our property but are not chargeable with the liabilities arising out of any other business We may conduct, except to the extent that Variable Account assets exceed Variable Account liabilities arising under the contracts or certificates supported by the Variable Account. The Variable Account and each Subaccount is separate from Our General Account and any other separate account or Subaccount We may have.

INVESTMENT ALLOCATIONS TO THE VARIABLE ACCOUNT - The Variable Account consists of Subaccounts and each Subaccount may invest its assets in a separate class of shares of a designated investment company or companies.

We have the right to change, add or delete designated investment companies. We have the right to add or remove Subaccounts. We also have the right to combine any two or more Subaccounts.

VOTING RIGHTS - To the extent required by law, we will vote the portfolio shares held in the variable account at shareholder meetings in accordance with instructions received from persons having a voting interest in the portfolio.

VALUATION OF ASSETS - Assets within each Subaccount will be valued at their net asset value on each Valuation Date.

CONTRACT VALUE - Premiums are allocated among the various Subaccounts within the Variable Account. For each Subaccount, the Premiums are converted into Accumulation Units. The number of Accumulation Units credited to the certificate is determined by dividing the Premiums allocated to the Subaccount by the value of the Accumulation Unit for the Subaccount. Surrenders will result in the cancellation of Accumulation Units. The value of the certificate is the sum of the values for the certificate within each Subaccount and the Guaranteed Account. The value of each Subaccount is determined by multiplying the number of Accumulation Units attributable to the Subaccount by the Accumulation Unit value for the Subaccount, independent of the value of any other Subaccount.

ACCUMULATION UNIT VALUES - The value of an Accumulation Unit will vary in accordance with the investment experience of the underlying portfolio in which the Subaccount invests. The value of Accumulation Units in each Subaccount will change daily to reflect the investment experience of the corresponding underlying portfolio as well as the daily deduction of the Certificate Charges. The value of an Accumulation Unit for a Subaccount is determined as shown below, by subtracting item 2. from item 1, and dividing the result by item 3, where

1.    is the net result of:

      a) the assets of the Subaccount attributable to the Accumulation Units; plus or minus
      b) the cumulative charge or credit for taxes reserved which is determined by Us to have resulted from the operation of the Subaccount;

2. is the cumulative unpaid charge for the Mortality and Expense Risk Charge, the Administrative Charge and for the Distribution Charge, which are shown in the Contract Schedule; and

3. is the number of Accumulation Units outstanding at the end of the Valuation Period.

The value of Accumulation Units is expected to increase or decrease from Valuation Period to Valuation Period. The number of Accumulation Units credited to a certificate will not change as a result of any fluctuations in the value of an Accumulation Unit.

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                               GUARANTEED ACCOUNT

GENERAL DESCRIPTION - The Guaranteed Account is a part of Our General Account. The amount You have in the Guaranteed Account at any time is a result of Premiums You have allocated to it or any part of Your Contract Value you have transferred to it.

GUARANTEE PERIOD - The portion of Your Contract Value within the Guaranteed Account is credited with interest at rates guaranteed by Us for the Guarantee Period. Interest is credited on a daily basis at the then applicable effective guaranteed interest rate for the applicable Guarantee Period. You may select from one or more Guarantee Periods which We offer at any particular time. We reserve the right at any time to add or delete Guarantee Periods. If You have allocated any part of Your Initial Premium to a Guarantee Period, the amount allocated as well as the duration of the Guarantee Period is shown on the application.

The guaranteed interest rate applicable to an allocation of Premium or transfer of Contract Value to a Guarantee Period is the rate in effect for that Guarantee Period at the time of the allocation or transfer. If You have allocated or transferred amounts at different times to the Guaranteed Account, each allocation or transfer may have a unique effective guaranteed interest rate associated with that amount. We guarantee that the effective annual rate of interest for the Guaranteed Account, including any of the Guaranteed Periods, will not be less than 3%.

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                                    TRANSFERS

During the Accumulation Period, or after the Annuity Date, provided a variable Annuity Option was selected, You may transfer all or part of Your interest, in a Subaccount, or allocated to a Guarantee Period of the Guaranteed Account, to another Subaccount or Guarantee Period of the Guaranteed Account. However, after the Annuity Date no transfers may be made between a Subaccount and the Guaranteed Account. The Transfer Fee is shown on the Contract Schedule.

All transfers are subject to the following:

1. The deduction of any Transfer Fee that may be imposed will be deducted from the amount which is transferred. However, no Transfer Fee will be imposed on transfers resulting from the expiration of a Guarantee Period.

2. If We have not received transfer instructions prior to the end of a Guarantee Period in which You have Contract Value, We will automatically transfer it to a new Guarantee Period of the same duration and under the same restrictions as if You had requested such transfer.

3.    The minimum amount which may be transferred is the lesser of (A) $1,000 or
      (B) Your entire interest in the Subaccount or in the amount allocated to the Guarantee Period of the Guaranteed Account.

4. No partial transfer will be made if, as a result of such transfer, Your remaining Contract Value in the Subaccount or in the amount allocated to the Guarantee Period of the Guaranteed Account would be less than $1,000.

5. Transfers will be effected during the Valuation Period next following receipt by Us of a written transfer request containing all required information. However, no transfer may be made effective within seven calendar days of the date on which any annuity payment is due.

6.    Any transfer request must clearly specify:

      a.    the amount which is to be transferred; and

      b. the Subaccounts or Guarantee Periods of the Guaranteed Account which are to be affected.

7. After the Annuity Date, transfers may not take place between a fixed Annuity Option and a variable Annuity Option.

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                               CERTIFICATE CHARGES

All charges and fees shown on the Contract Schedule are the maximum amounts which We may charge. We may, however, charge less than the maximum.

MORTALITY AND EXPENSE RISK CHARGE - We deduct a Mortality And Expense Risk Charge equal, on an annual basis, to the amount shown on the Contract Schedule. We guarantee that the dollar amount of each annuity payment after the first will not be affected by variations in mortality or expense experience.

ADMINISTRATIVE EXPENSE CHARGE - We deduct an Administrative Expense Charge equal, on an annual basis, to the amount shown on the Contract Schedule. The Administrative Expense Charge compensates Us for some of the costs associated with the administration of this certificate and the Variable Account.

DISTRIBUTION CHARGE - Prior to the Annuity Date, We deduct a Distribution Charge equal, on an annual basis, to the amount shown on the Contract Schedule.

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                              DOLLAR COST AVERAGING

DOLLAR COST AVERAGING - Prior to the Annuity Date, using Our Dollar Cost Averaging Plan Request Form, You may elect automatic monthly transfers from the Money Market Subaccount, or from the Guaranteed Account, into one or more Subaccounts for a specified dollar amount or a specified number of months in accordance with the following:

1. the allocation to the Subaccounts will be based on instructions provided by You, or, if You have not specified the allocations, the allocations will be made in accordance with the Premium allocation that is in effect at the time of each transfer;

2. We must receive Your authorization for automatic transfers at least 10 days prior to the automatic transfer date;

3. automatic transfers will begin on the first possible transfer date following Our receipt of Your authorization;

4. automatic transfers will occur on the 15th day of each month, or the following business day if the 15th is not a business day; and

5. this option may be elected at any time provided there is a minimum balance of $12,000 in Your Money Market Subaccount or the Guaranteed Account.

If You elect to transfer a specific dollar amount each month, automatic transfers will continue until Your Money Market Subaccount or Guaranteed Account is depleted. The last transfer may be a lesser amount. If You elect to transfer based on a specific number of months, each month We will transfer a fraction of the balance in Your Money Market Subaccount or Guaranteed Account equal to one divided by the number of months remaining in the period. For example, if You elect to transfer over a 12 month period, the first transfer will be 1/12th of the balance in the Money Market Fund or Guaranteed Account, the second transfer will be 1/11th of the balance, the third transfer will be 1/10th of the balance, and so on until the end of the requested period.

Automatic monthly transfers will continue until one of the following conditions occur:

1. the balance in the Money Market Subaccount or Guaranteed Account is depleted;

2.    We receive Your Written Request to cancel future transfers; or

3.    annuity payments begin.

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                           AUTOMATIC ASSET REBALANCING

Prior to the Annuity Date, You may elect to automatically rebalance Your Contract Value or to rebalance the Contract Value of any Subaccount provided Your total Contract Value is initially at least $12,000. Asset rebalancing can be done on a monthly or quarterly basis, in accordance with the following:

1. We must receive a signed Asset Rebalancing Request Form with instructions from You;

2. Asset rebalancing will occur on the last business day of the month or quarter following Our receipt of Your Asset Rebalancing Request Form in accordance with the frequency elected, and at the end of each period thereafter;

3. We must receive Your instructions for asset rebalancing at least ten days prior to the date the reallocation is to take effect;

4.    There is no charge for these transfers.

We will stop processing automatic Asset Rebalancing transfers if one of the following conditions occur:

1. We receive Your Written Request to cancel future transfers at least ten days prior to the next scheduled asset rebalancing date; or

2.    Annuity payments begin.

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                               ANNUITY PROVISIONS

ANNUITY PAYMENTS - Beginning on the Annuity Date, We will make annuity payments to the Annuitant in accordance with the Annuity Option in effect on that date.

Annuity payments will be made on a monthly basis unless such payments would be less than $100 per month. In that event, we reserve the right to amend the frequency of annuity payments to be semi-annual or annual to ensure annuity payments are at least $100 per payment. If on the Annuity Date the Contract Value is less than $2,000, or the annuity payment would be less than $20 per month, We reserve the right to cancel this contact and pay You the Contract Value in one lump sum.

CHANGE IN ANNUITY DATE - You may, upon at least thirty (30) days prior Written Request, at any time prior to the Annuity Date, change the Annuity Date shown on the Contract Schedule. The Annuity Date must always be the first day of a calendar month.

Unless We approve otherwise, the new Annuity Date must be at least one year after the Effective Date. The latest Annuity Date is the first day of the first calendar month following the Annuitant's 90th birthday or such earlier date as may be set by applicable law.

SELECTION OF ANNUITY OPTION - If the Annuitant is alive on the Annuity Date, We will apply the Contract Value to provide an income on the basis of a life income with 10 years guaranteed, unless another annuity option has been selected. You may however, upon at least thirty (30) days prior Written Request, at any time prior to the Annuity Date, select and/or change the Annuity Option.

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                                 ANNUITY OPTIONS

ANNUITY OPTION - The Annuity Option you select may be on a fixed or variable basis, or a combination thereof. If, at the time of election of an Annuity Option, We are using more favorable rates, they will be used in lieu of those here guaranteed. We may also make available other income options.

OPTION 1 - LIFE INCOME. Monthly annuity payments are paid during the life of an Annuitant ceasing with the last Annuity Payment due prior to the Annuitant's death.

OPTION 2 - LIFE INCOME WITH 10 YEAR GUARANTEE. Monthly annuity payments are paid during the life of an Annuitant, but at least for a 10 year minimum period.

OPTION 3 - JOINT AND LAST SURVIVOR ANNUITY. Annuity payments are paid during the joint lifetime of the Annuitant and a designated second person and are paid thereafter during the remaining lifetime of the survivor ceasing with the last annuity payment due prior to the survivor's death.

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FIXED OPTIONS

The fixed dollar amount of each fixed annuity payment is determined by multiplying the available Contract Value (after the deduction of any premium taxes, if applicable, not previously deducted) by the factor in the Fixed Option Table for the option chosen, using the age and sex of the Annuitant and Joint Annuitant, if any, divided by 1,000. If, when annuity payments are elected, We are using tables of annuity rates for these certificates which result in larger annuity payments, We will use those tables instead. The annuity payments, determined at the time of their election, will not be less than payments that would be provided by the application of the Contract Value to an immediate annuity then offered by Us at the time of election, for the same class of annuitants.

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VARIABLE OPTIONS

The amount of the first variable annuity payment depends on the Annuity Option elected and the age and sex of the Annuitant. This certificate contains a Variable Options Table indicating the dollar amount of the first monthly payment under each optional annuity form for each $1,000 of value applied. If, when annuity payments are elected, We are using tables of annuity rates for these certificates which result in larger annuity payments, We will use those tables instead.

The 5% interest rate assumed in the annuity tables would produce level annuity payments if the net investment rate remained constant at 5% per year. Subsequent payments will be less than, equal to, or greater than the first payment depending upon whether the actual net investment rate is less than, equal to, or greater than 5%.

The dollar amount of the first variable annuity payment is determined by applying the available Contract Value (after deduction of any premium taxes not previously deducted) to the table using the age and sex of the Annuitant and any joint Annuitant. The number of Annuity Units is then determined by dividing this dollar amount by the then current Annuity Unit value. Thereafter, the number of Annuity Units remains unchanged during the period of annuity payments. This determination is made separately for each Subaccount of the Variable Account. The number of Annuity Units is determined for each Subaccount and is based upon the available value in each Subaccount as of the date annuity payments are to begin. The dollar amount determined for each Subaccount will then be aggregated for purposes of making payments. The dollar amount of the second and later variable annuity payments is equal to the number of Annuity Units determined for each Subaccount times the Annuity Unit value for that Subaccount as of the due date of the payment. This amount may increase or decrease from month to month. The value of an Annuity Unit for a Subaccount is determined as shown below, by subtracting item 2. from item 1, and dividing the result by item 3, and multiplying the result by a factor to neutralize the assumed net investment rate, discussed above, of 5% per annum (which is built into the annuity rate tables below and which is not applicable because the actual net investment rate is credited instead) where:

Where:

1. is the net result of the assets of the Subaccount attributable to the Annuity units,

      a)    plus the cumulative credit; or

      b)    minus the cumulative charge

for taxes reserved which is determined by Us to have resulted from the operation of the Subaccount;

2. is the cumulative unpaid amounts for the Mortality and Expense Risk Charge and the Administrative Charge, which are shown in the Contract Schedule; and

3.    is the number of Annuity Units outstanding at the end of the Valuation
      Period.

The value of an Annuity Unit may increase or decrease from Valuation Period to Valuation Period.

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                                  DEATH BENEFIT

DEATH OF THE OWNER - If an Owner dies before the Annuity Date and there is a surviving Joint Owner, a Death Benefit is payable to the surviving Joint Owner. If an Owner dies prior to the Annuity Date and there is no surviving Joint Owner, a Death Benefit is payable to the Beneficiary. The value of the death benefit will be determined as of the date We receive proof of death in a form acceptable to Us. If there has been a change of Owner from one natural person to another natural person, the death benefit will be the Contract Value unless the change of ownership results from the election, made by a surviving spouse as designated Beneficiary to continue the certificate. Otherwise, We will pay the death benefit equal to the greatest of:

1. The total of all Premiums paid, less an adjustment for each surrender. The adjustment will be a proportionate reduction made to each Premium paid prior to the surrender in the same proportion that the Contract Value was reduced on the date of a surrender; or

2.    The Contract Value; or

3. The greatest Contract Value on any seventh Contract Anniversary reduced proportionally by any surrenders subsequent to that Contract Anniversary in the same proportion that the Contract Value was reduced on the date of a surrender, plus any Premium paid subsequent to that Contract Anniversary.

The amount of the reduction in the death benefit under items 1 and 3 above would be determined as "A" multiplied by the result of "B" divided by "C" where:

"A" is the death benefit prior to the surrender, "B" is the amount by which the Contract Value is reduced as a result of a surrender, and
"C" is the Contract Value prior to the surrender.

Example:

If the death benefit prior to the partial surrender is $50,000, the Contract Value prior to the partial surrender is $40,000, and a $10,000 partial surrender is requested, the reduction in the death benefit as of the date of the partial surrender would be determined as follows:

                  | $10,000 |
$50,000 x         | ------- |     = $12,500
                  | $40,000 |

The new death benefit would be:

$50,000 - $12,500 = $37,500

The surviving Joint Owner or Beneficiary may elect the death benefit to be paid as follows:

1. payment of the entire death benefit within 5 years of the date of the Owner's death; or

2. payment over a period not extending beyond the life expectancy of the surviving Joint Owner or designated Beneficiary based on Tables V and VI of section 1.72-9 of the Income Tax Regulation with distribution beginning within 1 year of the date of death of the Owner; or

3. if the surviving Joint Owner or designated Beneficiary is a spouse of a deceased Owner, he/she can continue this certificate in his/her own name.

If no payment option is elected within 60 days of Our receipt of proof of the Owner's death, a single sum settlement will be made at the end of the sixty (60) day period following such receipt. Upon payment of the death benefit, this certificate will end.

If the Owner is a person other than the Annuitant, and if the Owner's death occurs on or after the Annuity Date, no death benefit will be payable under this certificate. Any guaranteed payments remaining unpaid will continue to be paid to the Annuitant pursuant to the Annuity Option in force at the date of the Owner's death.

If the Owner is not an individual, any change of Annuitant or death of Annuitant before the Annuity Date will be treated as if the Owner had died on the date of such change or death. If the Annuitant is changed, the Death Benefit will be the Surrender Value. If the Annuitant dies, the Death Benefit will be the Death Benefit which would be payable under this contract if the Owner was an individual.

DEATH OF THE ANNUITANT - If the Annuitant is a person other than the Owner and the Owner is an individual, and if the Annuitant dies before the Annuity Date, a new Annuitant may be named by the Owner. If no new Annuitant is named within sixty (60) days of Our receipt of proof of death, the Owner will be the new Annuitant. If the Annuitant dies after the Annuity Date, the remaining payments, if any, will be as specified in the Annuity Option elected. We will require proof of the Annuitant's death. Death benefits, if any, will be paid to the designated Beneficiary at least as rapidly as under the method of distribution in effect at the Annuitant's death.

                              SURRENDER PROVISIONS

SURRENDER - While this certificate is in force and before the Annuity Date, We will, upon written request, allow the surrender of all or a portion of this certificate for its Surrender Value. Surrenders will result in the cancellation of Accumulation Units from each applicable Subaccount and the Guaranteed Account in the ratio that the value of each account bears to the total Contract Value. You must specify by Written Request in advance which units are to be canceled if other than the above described method of cancellation is desired. We will pay the amount of any surrender within seven (7) days of receipt of a request unless the "Delay of Payments" provision is in effect.

The Surrender Value will be the Contract Value as of the date of Our receipt of Your Written Request, for surrender, reduced by the sum of:

1.    any applicable premium taxes not previously deducted; plus

2.    any applicable Surrender Charge.

CALCULATION OF SURRENDER CHARGE - If all or a portion of the Surrender Value is surrendered, a Surrender Charge will be calculated at the time of each surrender and will be deducted from the Contract Value. In calculating the Surrender Charge, Premiums will be allocated at the time of surrender on a first-in, first-out basis.

The amount of the Surrender Charge is calculated by:

1.    reducing the amount to be surrendered by the greater of:

      a) the accumulated earnings of this certificate (i.e., the Contract Value minus Premiums which have not been allocated to amounts previously surrendered); or

      b) 10% of all remaining unsurrendered Premiums, decreased by any surrender made since the last Contract Anniversary; then

2.    allocating Premiums to the remaining amount to be surrendered; and

3. multiplying each such allocated Premium by the applicable Percentage of Premium shown in the Contract Schedule for the period since such Premium was paid; and

4.    adding the products of each multiplication in (3) above.

For a partial surrender, the Surrender Charge will be deducted from the remaining Contract Value, if sufficient; otherwise it will be deducted from the amount surrendered. Partial surrenders will be considered in calculating any death benefit payable under this certificate.

Surrenders may be subject to taxes and or federal tax penalties. You should consult Your tax advisor prior to taking any surrenders.

================================================================================

                              SYSTEMATIC SURRENDERS

Prior to the Annuity Date, You may request systematic surrenders from the Contract Value on a monthly, quarterly, semi-annual or annual basis. Systematic surrenders are subject to the following conditions:

1. We must receive a completed and signed Systematic Withdrawal Request Form from You at least 10 days prior to the first withdrawal date;

2. the Contract Value must be at least $24,000 as of the date of the first systematic surrender;

3.    the minimum withdrawal amount is $200 per withdrawal;

4.    systematic surrenders are subject to the Surrender Provision above;

5. Systematic surrenders will occur on the 10th day of the month, or the following business day if the 10th is not a business day, in accordance with the frequency elected;

Systematic Surrenders will continue until one of the following conditions occurs:

1.    We receive your Written Request to cancel future systematic surrenders;

2.    Your Contract Value falls below $1,000;

3.    We receive notification of the death of the Owner; or

4.    Annuity payments begin.

If the systematic surrender program is cancelled, You may not elect to participate in the program again until the beginning of the next Contract Year.

================================================================================

                                DELAY OF PAYMENTS

DELAY OF PAYMENTS - We will make any payments under this certificate within 7 days (or any shorter period, if required by law) of a request received in good order. We reserve the right to suspend or postpone any type of payment from the Variable Account for any period when:

1. the New York Stock Exchange is closed for other than customary weekend and holiday closings:

2.    trading on the Exchange is restricted;

3. an emergency exists as a result of which it is not reasonably practicable to dispose of securities held in the Variable Account or determine their value; or

4. the Securities and Exchange Commission so permits delay for the protection of security holders.

The applicable rules of the Securities and Exchange Commission will govern as to whether the conditions in 2 or 3 exist.

We reserve the right to delay any type of payment from the Guaranteed Account for up to six (6) months from the date we receive the request for payment.

================================================================================

                            Options On A Fixed Basis

-------------------------------------------------------------------------------------------------------------------------------
                                                    Option 1: Life Income *
-------------------------------------------------------------------------------------------------------------------------------
                                                    Monthly Income per $1,000
-------------------------------------------------------------------------------------------------------------------------------
      Year of                   2010                      2020                      2030                       2040
   Annuitization
-------------------------------------------------------------------------------------------------------------------------------
         Age             Male        Female          Male        Female       Male         Female        Male        Female
-------------------------------------------------------------------------------------------------------------------------------
         30              3.16         3.06           3.12         3.03        3.09          3.00         3.06         2.97
-------------------------------------------------------------------------------------------------------------------------------
         35              3.30         3.18           3.25         3.14        3.21          3.10         3.18         3.07
-------------------------------------------------------------------------------------------------------------------------------
         40              3.48         3.32           3.42         3.28        3.37          3.23         3.32         3.20
-------------------------------------------------------------------------------------------------------------------------------
         45              3.70         3.51           3.63         3.45        3.57          3.40         3.51         3.35
-------------------------------------------------------------------------------------------------------------------------------
         50              3.98         3.74           3.89         3.67        3.82          3.60         3.74         3.54
-------------------------------------------------------------------------------------------------------------------------------
         55              4.34         4.05           4.23         3.95        4.13          3.87         4.04         3.79
-------------------------------------------------------------------------------------------------------------------------------
         60              4.82         4.45           4.68         4.33        4.55          4.22         4.43         4.12
-------------------------------------------------------------------------------------------------------------------------------
         65              5.48         4.99           5.29         4.83        5.12          4.68         4.96         4.55
-------------------------------------------------------------------------------------------------------------------------------
         70              6.38         5.75           6.13         5.53        5.89          5.33         5.69         5.16
-------------------------------------------------------------------------------------------------------------------------------
         75              7.62         6.86           7.26         6.54        6.95          6.26         6.66         6.02
-------------------------------------------------------------------------------------------------------------------------------
         80              9.35         8.48           8.85         8.02        8.41          7.61         8.02         7.26
-------------------------------------------------------------------------------------------------------------------------------
         85             11.76        10.89          11.08        10.21       10.48          9.62         9.96         9.11
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                  Option 2: Life Income with 10 years payments Guaranteed *
-------------------------------------------------------------------------------------------------------------------------------
                                                  Monthly Income per $1,000
-------------------------------------------------------------------------------------------------------------------------------
      Year of                   2010                      2020                       2030                      2040
   Annuitization
-------------------------------------------------------------------------------------------------------------------------------
         Age              Male        Female         Male        Female        Male        Female         Male        Female
-------------------------------------------------------------------------------------------------------------------------------
         30               3.16         3.06          3.12         3.03         3.09         3.00          3.06         2.97
-------------------------------------------------------------------------------------------------------------------------------
         35               3.30         3.17          3.25         3.14         3.21         3.10          3.17         3.07
-------------------------------------------------------------------------------------------------------------------------------
         40               3.47         3.32          3.42         3.27         3.37         3.23          3.32         3.19
-------------------------------------------------------------------------------------------------------------------------------
         45               3.69         3.50          3.62         3.44         3.56         3.39          3.50         3.35
-------------------------------------------------------------------------------------------------------------------------------
         50               3.96         3.73          3.87         3.66         3.80         3.60          3.73         3.54
-------------------------------------------------------------------------------------------------------------------------------
         55               4.30         4.03          4.20         3.94         4.10         3.86          4.02         3.78
-------------------------------------------------------------------------------------------------------------------------------
         60               4.74         4.41          4.61         4.29         4.50         4.19          4.39         4.10
-------------------------------------------------------------------------------------------------------------------------------
         65               5.31         4.91          5.15         4.76         5.01         4.63          4.87         4.51
-------------------------------------------------------------------------------------------------------------------------------
         70               6.02         5.57          5.83         5.39         5.65         5.22          5.48         5.07
-------------------------------------------------------------------------------------------------------------------------------
         75               6.85         6.42          6.63         6.19         6.42         5.98          6.23         5.79
-------------------------------------------------------------------------------------------------------------------------------
         80               7.73         7.40          7.51         7.16         7.30         6.92          7.10         6.70
-------------------------------------------------------------------------------------------------------------------------------
         85               8.52         8.34          8.35         8.13         8.18         7.93          8.02         7.73
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                    Option 3: Joint (Male and Female) and Last Survivor *
-------------------------------------------------------------------------------------------------------------------------------
                                                  Monthly Income per $1,000
-------------------------------------------------------------------------------------------------------------------------------
Year of Annuitization                        2020                                                 2040
-------------------------------------------------------------------------------------------------------------------------------
     Female Age            45           55           65           75           45            55           65           75
-------------------------------------------------------------------------------------------------------------------------------
      Male Age
-------------------------------------------------------------------------------------------------------------------------------
         45               3.25         3.41         3.52         3.59         3.18          3.32         3.42         3.47
-------------------------------------------------------------------------------------------------------------------------------
         55               3.35         3.63         3.90         4.09         3.26          3.52         3.76         3.92
-------------------------------------------------------------------------------------------------------------------------------
         65               3.40         3.80         4.30         4.78         3.31          3.67         4.10         4.52
-------------------------------------------------------------------------------------------------------------------------------
         75               3.43         3.89         4.59         5.54         3.34          3.74         4.36         5.18
-------------------------------------------------------------------------------------------------------------------------------

o Values are based on the Annuity 2000 Table projected with Scale G to the year of annuitization, with interest at 3.00%.

Values not shown are available from Our Administrative Office on request.

================================================================================

                           Options On A Variable Basis

----------------------------------------------------------------------------------------------------------------------------
                                                  Option 1: Life Income *
----------------------------------------------------------------------------------------------------------------------------
                                                 Monthly Income per $1,000
----------------------------------------------------------------------------------------------------------------------------
        Year of                  2010                     2020                      2030                     2040
    Annuitization
----------------------------------------------------------------------------------------------------------------------------
         Age               Male       Female        Male        Female        Male       Female        Male        Female
----------------------------------------------------------------------------------------------------------------------------
         30                4.47        4.38         4.44         4.36         4.41        4.34         4.39         4.32
----------------------------------------------------------------------------------------------------------------------------
         35                4.58        4.47         4.55         4.44         4.51        4.41         4.48         4.39
----------------------------------------------------------------------------------------------------------------------------
         40                4.74        4.60         4.69         4.55         4.64        4.52         4.60         4.49
----------------------------------------------------------------------------------------------------------------------------
         45                4.94        4.75         4.88         4.70         4.82        4.65         4.76         4.61
----------------------------------------------------------------------------------------------------------------------------
         50                5.20        4.96         5.12         4.90         5.04        4.83         4.97         4.78
----------------------------------------------------------------------------------------------------------------------------
         55                5.54        5.24         5.43         5.15         5.34        5.07         5.25         5.00
----------------------------------------------------------------------------------------------------------------------------
         60                6.00        5.62         5.86         5.50         5.74        5.40         5.62         5.30
----------------------------------------------------------------------------------------------------------------------------
         65                6.65        6.15         6.46         5.99         6.29        5.84         6.14         5.72
----------------------------------------------------------------------------------------------------------------------------
         70                7.56        6.90         7.30         6.68         7.07        6.48         6.86         6.30
----------------------------------------------------------------------------------------------------------------------------
         75                8.81        8.01         8.45         7.69         8.12        7.41         7.83         7.16
----------------------------------------------------------------------------------------------------------------------------
         80               10.55        9.65        10.05         9.18         9.59        8.76         9.19         8.40
----------------------------------------------------------------------------------------------------------------------------
         85               12.99       12.09        12.30        11.39        11.68       10.79        11.14        10.26
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                 Option 2: Life Income with 10 years payments Guaranteed *
----------------------------------------------------------------------------------------------------------------------------
                                                 Monthly Income per $1,000
----------------------------------------------------------------------------------------------------------------------------
       Year of                  2010                      2020                      2030                     2040
    Annuitization
----------------------------------------------------------------------------------------------------------------------------
         Age               Male       Female        Male        Female        Male       Female        Male        Female
----------------------------------------------------------------------------------------------------------------------------
         30                4.47        4.38         4.44         4.36         4.41        4.34         4.39         4.32
----------------------------------------------------------------------------------------------------------------------------
         35                4.58        4.47         4.54         4.44         4.51        4.41         4.48         4.39
----------------------------------------------------------------------------------------------------------------------------
         40                4.73        4.59         4.68         4.55         4.64        4.51         4.60         4.48
----------------------------------------------------------------------------------------------------------------------------
         45                4.92        4.74         4.86         4.69         4.80        4.65         4.75         4.61
----------------------------------------------------------------------------------------------------------------------------
         50                5.16        4.95         5.09         4.88         5.02        4.82         4.95         4.77
----------------------------------------------------------------------------------------------------------------------------
         55                5.48        5.21         5.38         5.13         5.30        5.05         5.22         4.99
----------------------------------------------------------------------------------------------------------------------------
         60                5.90        5.57         5.77         5.46         5.66        5.36         5.56         5.27
----------------------------------------------------------------------------------------------------------------------------
         65                6.44        6.04         6.29         5.90         6.15        5.77         6.02         5.66
----------------------------------------------------------------------------------------------------------------------------
         70                7.12        6.67         6.93         6.49         6.76        6.33         6.60         6.18
----------------------------------------------------------------------------------------------------------------------------
         75                7.90        7.49         7.69         7.27         7.49        7.06         7.31         6.88
----------------------------------------------------------------------------------------------------------------------------
         80                8.73        8.42         8.53         8.18         8.32        7.96         8.13         7.75
----------------------------------------------------------------------------------------------------------------------------
         85                9.48        9.31         9.32         9.11         9.16        8.91         9.00         8.72
----------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                                   Option 3: Joint (Male and Female) and Last Survivor *
----------------------------------------------------------------------------------------------------------------------------
                                                 Monthly Income per $1,000
----------------------------------------------------------------------------------------------------------------------------
       Year of                                2020                                               2040
    Annuitization
----------------------------------------------------------------------------------------------------------------------------
     Female Age             45          55           65           75           45          55           65           75
----------------------------------------------------------------------------------------------------------------------------
      Male Age
----------------------------------------------------------------------------------------------------------------------------
         45                4.50        4.64         4.74         4.81         4.45        4.56         4.66         4.71
----------------------------------------------------------------------------------------------------------------------------
         55                4.59        4.83         5.07         5.26         4.52        4.73         4.94         5.10
----------------------------------------------------------------------------------------------------------------------------
         65                4.65        4.98         5.43         5.90         4.57        4.86         5.25         5.65
----------------------------------------------------------------------------------------------------------------------------
         75                4.68        5.08         5.72         6.62         4.59        4.94         5.49         6.27
----------------------------------------------------------------------------------------------------------------------------

o Values are based on the Annuity 2000 Table projected with Scale G to the year of annuitization, with interest at 5.00%.

Values not shown are available from Our Administrative Office on request.

                                [AILIFE LOGO] (R)

           American International Life Assurance Company of New York
                                 80 Pine Street
                            New York, New York 10005

                            CERTIFICATE OF COVERAGE

                   FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY
                                NONPARTICIPATING